UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 6, 2011
ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 6, 2011, Rick Spurr, Chairman and Chief Executive Officer of Zix Corporation (“Company”), spoke at the Second Annual Alpha Select Conference hosted by Craig-Hallum Capital Group, as previously announced by the Company. During Mr. Spurr’s webcast presentation, he provided an update on the Company’s financial performance for the third quarter 2011. This Webcast was open to the public and is available for replay at the Company’s investor relations Web page at http://investor.zixcorp.com.
Mr. Spurr said that the Company expects to report during the Company’s previously announced earnings call on October 25, 2011, that it achieved its previously disclosed guidance for third quarter 2011 revenue (previously disclosed guidance was $9.5 million to $9.7 million) and third quarter 2011 adjusted earnings per share (previously disclosed guidance was $0.04 per share on a fully diluted basis). Mr. Spurr also said that the Company expects to report during the earnings call New First Year Orders of between $1.6 million and $1.7 million, and a subscription renewal rate in excess of 90%.
     Use of Non-GAAP Financial Information
The Company occasionally utilizes financial measures and terms, such as “adjusted earnings per share,” that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company uses those measures in order to provide investors with an alternative method for assessing its operating results in a manner that enables investors to more thoroughly evaluate its current performance as compared to past performance. The Company believes non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. The Company uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, and to forecast and to determine compensation. Further, management utilizes non-GAAP performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. The Company believes investors should have access to, and that it should provide, the same set of tools that the Company’s management uses in analyzing its results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP and not as a substitute for or superior to GAAP results. The Company provides definitions for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors, at the Company’s investor relations Web page at http://investor.zixcorp.com.
In its earnings release, the Company will provide a reconciliation of non-GAAP adjusted earnings per share to GAAP Net income per share — diluted. We do not provide a reconciliation of forward-looking adjusted non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted non-GAAP earnings per share will consistently exclude non-recurring items that impact the Company’s ongoing business. Those types of one-time transactions are unknown at this time. Estimates of these one-time items may differ materially from actual results.

Item 7.01	Regulation FD Disclosure
During Mr. Spurr’s webcast presentation described above, he referred to the Company’s financial performance guidance for the full year 2011, noting that the Company expects to reach the high end of its previously disclosed guidance for full year 2011 adjusted earnings per share (previously disclosed guidance was $0.14 to $0.16 per share on a fully diluted basis) and is likely to be near the low end of its previously disclosed guidance on full year 2011 revenue (previously disclosed guidance was $38 million to $40 million).
     Forward looking statements
Statements in this report that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings per share, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy law mandates may affect demand for email encryption and the Company’s ability to obtain and retain customers and grow revenues. The Company may not succeed in addressing these and other risks. Further information regarding factors that could affect the Company’s financial and other results can be found in the risk factors section of its most recent filing on Form 10-K with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: October 6, 2011	By:	/s/ Michael W. English
Michael W. English
Principal Accounting Officer